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                         [THOMPSON HINE LLP LETTERHEAD]



                                                                     Exhibit 5.1



June 28, 2002


NS Group, Inc.
530 West Ninth Street
Newport, KY 41071

     RE: S-3 Registration Statement
         Filed June 28, 2002


Gentlemen:


         As corporate counsel for NS Group, Inc. (the "Company"), we have been requested to provide our opinion with respect to the shares of common stock, no par value, (the "Common Stock") and shares of Class A Preferred Stock (the "Preferred Stock") of the Company which are the subject of the Form S-3 Registration Statement (the "Registration Statement") being filed by the Company today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The aggregate initial offering price for all of such securities to be sold pursuant to the Registration Statement may not exceed $100,000,000.

         In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such certificates and statements of officers of the Company, and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We also have assumed the due authorization, execution and delivery of all documents.

         Based upon the foregoing, in reliance thereon and subject to the exceptions, qualifications and limitations stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

         1. With respect to the Common Stock, assuming the (a) taking by the Board of Directors of the Company, a duly constituted and acting committee of such board and duly authorized officers of the Company (such Board of Directors, committee and authorized officers being referred to herein as the "Board"), of all necessary corporate action to authorize and approve the issuance of the Common Stock and
            (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar
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June 28, 2002
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            agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable; and

         2. With respect to the Preferred Stock, assuming the (a) taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Articles of Amendment to the Articles of Incorporation of the Company with respect to the Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

         We are rendering this opinion as members of the Bar of the Commonwealth of Kentucky, and we express no opinion as to matters governed by laws other than the Kentucky Business Corporation Act.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. We also consent to your filing copies of this opinion as exhibits to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Common Stock and Preferred Stock. In giving this consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                   Very truly yours,



                                                   -------------------------
                                                   Thompson Hine LLP




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